LINENS 'N THINGS, INC.


                      Employment Agreement for Hugh Scullin




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                             LINENS 'N THINGS, INC.



                      Employment Agreement for Hugh Scullin



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
         1.    Definitions................................................................................      1
         2.    Term of Employment.........................................................................      2
         3.    Position, Duties and Responsibilities......................................................      3
         4.    Base Salary................................................................................      3
         5.    Annual Incentive Awards....................................................................      3
         6.    Long-Term Stock Incentive Programs.........................................................      3
         7.    Employee Benefit Programs..................................................................      4
         8.    Disability.................................................................................      5
         9.    Reimbursement of Business and Other Expenses; Perquisites..................................      6
         10.   Termination of Employment..................................................................      6
         11.   Forfeiture Provisions......................................................................     16
         12    Confidentiality; Cooperation with Regard to Litigation; Non-Disparagement;
               Return of Company Materials................................................................     17
         13.   Non-competition............................................................................     18
         14.   Non-solicitation of Employees..............................................................     19
         15.   Remedies...................................................................................     19
         16.   Resolution of Disputes.....................................................................     19
         17.   Indemnification............................................................................     20
         18.   Excise Tax Gross-Up........................................................................     20
         19.   Effect of Agreement on Other Benefits......................................................     22
         20.   Assignability; Binding Nature..............................................................     23
         21.   Representation.............................................................................     23
         22.   Entire Agreement...........................................................................     23
         23.   Amendment or Waiver........................................................................     23
         24.   Severability...............................................................................     24
         25.   Survivorship...............................................................................     24
         26.   Beneficiaries/References...................................................................     24
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         27.   Governing Law/Jurisdiction.................................................................     24
         28.   Notices....................................................................................     24
         29.   Headings...................................................................................     25
         30.   Counterparts...............................................................................     25

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                              EMPLOYMENT AGREEMENT

         AGREEMENT, made and entered into as of the 12th day of October, 2000 by and among Linens 'n Things, Inc., a Delaware corporation (together with its successors and assigns, the "Company"), and Hugh Scullin (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to continue to employ Executive pursuant to an agreement embodying the terms of such employment (this "Agreement") and Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and Executive (individually a "Party" and together the "Parties") agree as follows:

         1 .      Definitions.

                  (a) "Award" shall have the meaning set forth in Section 11 below.

                  (b)      "Base  Salary"  shall have the  meaning  set forth in
                           Section 4 below.

                  (c) "Board" shall have the meaning set forth in Section 3(a) below.

                  (d) "Cause" shall have the meaning set forth in Section 10(b) below.

                  (e) "Change in Control" shall have the meaning set forth in Section 10(c) below.

                  (f)      "Committee"  shall  have  the  meaning  set  forth in
                           Section 4 below.

                  (g)      "Competition"  shall  have the  meaning  set forth in
                           Section 13(a) below.

                  (h) "Confidential Information" shall have the meaning set forth in Section 12(c) below.

                  (i) "Constructive Termination Without Cause" shall have the meaning set forth in Section 10(c) below.

                  (j)      "Effective  Date" shall have the meaning set forth in
                           Section 2(a) below.

                  (k) "Fair Market Value" shall have the meaning set forth in Section 6(b) below.

                  (l) "Forfeiture Event" shall have the meaning set forth in Section 11 below.

                  (m) "Original Term of Employment" shall have the meaning set forth in Section 2(a) below.

                  (n)      "Renewal  Term"  shall have the  meaning set forth in
                           Section 2(a) below.

                  (o) "Restriction Period" shall have the meaning set forth in Section 13(b) below.

                  (p)      "Retirement"  shall  have the  meaning  set  forth in
                           Section 10(f) below.

                  (q) "Target Performance" shall have the meaning set forth in Section 10(a) below.

                  (r)      "Severance  Period"  shall have the meaning set forth
                           in  Section  10(c)(ii)  below,   except  as  provided
                           otherwise in Section 10(e) below.

                  (s)      "Subsidiary"  shall  have the  meaning  set  forth in
                           Section 12(d) below.

                  (t) "Term of Employment" shall have the meaning set forth in Section 2(a) below.

         2.       Term of Employment.

                  (a) The term of Executive's employment under this Agreement shall commence immediately upon the date of this agreement (the "Effective Date") and end on December 31, 2004 (the "Original Term of Employment"), unless terminated earlier in accordance herewith. The Original Term of Employment shall be automatically renewed for successive one-year terms (the "Renewal Terms") unless at least 180 days prior to the expiration of the Original Term of Employment or any Renewal Term, either Party notifies the other Party in writing that he or it is electing to terminate this Agreement at the expiration of the then current Term of Employment. "Term of Employment" shall mean the Original Term of Employment and all Renewal Terms.

                  (b) In the event that this Agreement is not renewed because the Company has given the 180-day notice prescribed in the preceding paragraph on or before the expiration of the Original Term of Employment or any Renewal Term and, in either case, should such notice result in the expiration of the Term of Employment prior to Executive's 60th birthday, such non-renewal shall be treated as a "Constructive Termination Without Cause" pursuant to Section 10(c).

                  (c) In the event that this Agreement is not renewed because Executive has given the 180-day notice prescribed in Section 2(a) on or before the expiration of the Original Term of Employment or any Renewal Term, such non-renewal shall be treated as a Termination for Cause for the purposes of Sections 10(b)(iii) and 13(b) but not for purposes of Section 11 and Executive shall have the same entitlements as provided in Section 10(b)(iii) below.

                  (d) Notwithstanding anything in this Agreement to the contrary, at least one year prior to the expiration of the Original Term of Employment, upon the written request of the Company or Executive, the Parties shall meet to discuss this Agreement and may agree in writing to modify any of the terms of this Agreement.

         3.       Position, Duties and Responsibilities.

                  (a) Generally. Executive shall serve as a senior executive of the Company. Executive shall have and perform such duties, responsibilities, and authorities as shall be specified by the Company from time to time and as are customary for a senior executive of a publicly held corporation of the size, type, and nature of the Company as they may exist from time to time and as are consistent with such position and status. Executive shall devote substantially all of his business time and attention (except for periods of vacation or absence due to illness), and his best efforts, abilities, experience, and talent to his position and the businesses of the Company.

                  (b) Other Activities. Anything herein to the contrary notwithstanding, nothing in this Agreement shall preclude Executive from (i) serving on the boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs, and
(iii) managing his personal investments and affairs, provided that such activities do not materially interfere with the proper performance of his duties and responsibilities under this Agreement.

                  (c) Place of Employment. Executive's principal place of employment shall be the principal corporate offices of the Company.

         4.       Base Salary.

                  Executive shall be paid an annualized salary, ("Base Salary") payable in accordance with the regular payroll practices of the Company, of not less than $225,000, subject to review for increase at the discretion of the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board").

         5.       Annual Incentive Awards.

                  Executive shall participate in the Company's annual incentive compensation plan with a target annual incentive award opportunity of no less than 40% of Base Salary and a maximum annual incentive award opportunity of 80% of Base Salary. Payment of annual incentive awards shall be made no later than 75 days after the Company's fiscal year-end unless Executive agrees otherwise.

         6.       Long-Term Incentive Programs.

                  Executive shall be eligible to participate in the Company's long-term incentive compensation programs including cash and/or stock grants with or without restrictions on a deferred or current basis with a target award opportunity of not less than 25% of Base Salary, and stock option grants.

         7.       Employee Benefit Programs.

                  (a) General Benefits. During the Term of Employment, Executive shall be entitled to participate in such employee pension and welfare benefit plans and programs of the Company as are made available to the Company's senior-level executives or to its employees generally, as such plans or programs may be in effect from time to time, including, without limitation, health, medical, dental, long-term disability, travel accident and life insurance plans. As a non-officer employee, Executive shall be entitled to participate in the Company's insured welfare benefit plans and programs.

                  (b) Deferral of Compensation. The Company shall implement deferral arrangements, reasonably acceptable to Executive and the Company, permitting Executive to elect to defer receipt, pursuant to written deferral election terms and forms (the "Deferral Election Forms"), of all or a specified portion of (i) his annual Base Salary and annual incentive compensation under Sections 4 and 5, (ii) long term incentive compensation under Section 6 and
(iii) shares acquired upon exercise of stock options to purchase Company common stock that are acquired in an exercise in which Executive pays the exercise price by the surrender of previously acquired shares, to the extent of the net additional shares otherwise issuable to Executive in such exercise; provided, however, that such deferrals shall not reduce Executive's total cash compensation in any calendar year below the sum of (A) the FICA maximum taxable wage base plus (B) the amount needed, on an after-tax basis, to enable Executive to pay the 1.45% Medicare tax imposed on his wages in excess of such FICA maximum taxable wage base.

                  In accordance with such duly executed Deferral Election Forms, the Company shall credit to a bookkeeping account (the "Deferred Compensation Account") maintained for Executive on the respective payment date or dates, amounts equal to the compensation subject to deferral, such credits to be denominated in cash if the compensation would have been paid in cash but for the deferral or in shares if the compensation would have been paid in shares but for the deferral. An amount of cash equal in value to all cash-denominated amounts credited to Executive's account and a number of shares of Company common stock equal to the number of shares credited to Executive's account pursuant to this
Section 7(b) shall be transferred as soon as practicable following such crediting by the Company to, and shall be held and invested by, an independent trustee selected by the Company and reasonably acceptable to Executive (a "Trustee") pursuant to a "rabbi trust" established by the Company in connection with such deferral arrangement and as to which the Trustee shall make investments based on Executive's investment objectives (including possible investment in publicly traded stocks and bonds, mutual funds, and insurance vehicles). Thereafter, Executive's deferral accounts will be valued by reference to the value of the assets of the "rabbi trust". The Company shall pay all costs of administration or maintenance of the deferral arrangement, without deduction or reimbursement from the assets of the "rabbi trust."

                  Except as otherwise provided under Section 10, in the event of Executive's termination of employment with the Company or as otherwise determined by the Committee in the event of Executive's hardship, upon such date(s) or event(s) set forth in the Deferral Election Forms (including forms filed after deferral but before settlement in which Executive may elect to further defer settlement), the Company shall promptly distribute to Executive any shares of Company common stock credited to Executive's deferred accounts and pay to Executive cash equal to the value of any other assets then credited to Executive's deferral accounts, less applicable withholding taxes, and such distribution shall be deemed to fully settle such accounts; provided, however, that the Company may instead settle such accounts by directing the Trustee to distribute such other assets of the "rabbi trust." The Company and Executive agree that compensation deferred pursuant to this Section 7(b) shall be fully vested and nonforfeitable (subject to Section 11); however, Executive acknowledges that his rights to the deferred compensation provided for in this
Section 7(b) shall be no greater than those of a general unsecured creditor of the Company, and that such rights may not be pledged, collateralized, encumbered, hypothecated, or liable for or subject to any lien, obligation, or liability of Executive, or be assignable or transferable by Executive, otherwise than by will or the laws of descent and distribution, provided that Executive may designate one or more beneficiaries to receive any payment of such amounts in the event of his death.

         8.       Disability.

                  (a) During the Term of Employment, as well as during the Severance Period, Executive shall be entitled to disability coverage as described in this Section 8(a). In the event Executive becomes disabled, as that term is defined under the Company's Long-Term Disability Plan, Executive shall be entitled to receive pursuant to the Company's Long-Term Disability Plan or otherwise, and in place of his Base Salary, an amount equal to 60% of his Base Salary, at the annual rate in effect on the commencement date of his eligibility for the Company's long-term disability benefits ("Commencement Date") for a period beginning on the Commencement Date and ending with the earlier to occur of (A) Executive's attainment of age 65 or (B) Executive's commencement of retirement benefits from the Company in accordance with Section 10(f) below. If
(i) Executive ceases to be disabled during the Term of Employment (as determined in accordance with the terms of the Long-Term Disability Plan), (ii) his position or another senior executive position is then vacant and (iii) the Company requests in writing that he resume such position, he may elect to resume such position by written notice to the Company within 15 days after the Company delivers its request. If he resumes such position, he shall thereafter be entitled to his Base Salary at the annual rate in effect on the Commencement Date and, for the year he resumes his position, a pro rata annual incentive award. If he ceases to be disabled during the Term of Employment and does not resume his position in accordance with the preceding sentence, he shall be treated as if he voluntarily terminated his employment pursuant to Section 10(d) as of the date Executive ceases to be disabled. If Executive is not offered his position or another senior executive position after he ceases to be disabled during the Term of Employment, he shall be treated as if his employment was terminated Without Cause pursuant to Section 10(c) as of the date Executive ceases to be disabled.

                  (b) Executive shall be entitled to a pro rata annual incentive award for the year in which the Commencement Date occurs based on 50% of Base Salary paid to him during such year prior to the Commencement Date, payable in a lump sum not later than 15 days after the Commencement Date. Executive shall not be entitled to any annual incentive award with respect to the period following the Commencement Date. If Executive recommences his position in accordance with
Section 8(a), he shall be entitled to a pro rata annual incentive award for the year he resumes such position and shall thereafter be entitled to annual incentive awards in accordance with Section 5 hereof.

                  (c) Executive shall be entitled to a pro rata long term incentive award for the period through the Commencement Date based on target performance, payable in a lump sum not later than 15 days after the Commencement Date. Executive shall not be entitled to any long term incentive award with respect to the period following the Commencement Date. If Executive recommences his position in accordance with Section 8(a), he shall be entitled to a pro rata long term incentive award for the period in which he resumes such position and shall thereafter be entitled to long term incentive awards in accordance with
Section 6 hereof.

                   (d) During the period Executive is receiving disability benefits pursuant to Section 8(a) above, he shall continue to be treated as an employee for purposes of all employee benefits and entitlements in which he was participating on the Commencement Date, including without limitation, the benefits and entitlements referred to in Sections 6 and 7 above, except that Executive shall not be entitled to receive any annual salary increases or any new long-term incentive plan grants following the Commencement Date.

         9.       Reimbursement of Business and Other Expenses.

                  Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, and the Company shall promptly reimburse him for all such business expenses incurred in connection therewith, subject to documentation in accordance with the Company's policy.

         10.      Termination of Employment.

                  (a) Termination Due to Death. In the event Executive's employment with the Company is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to and their sole remedies under this Agreement shall be:

                           (i) Base Salary through the date of death, which shall be paid in a single lump sum not later than 15 days following Executive's death;

                           (ii) pro rata annual incentive award for the year in which Executive's death occurs assuming that Executive would have received an award equal to 40% of Base Salary for such year, which shall be payable in a lump sum promptly (but in no event later than 15 days) after his death;

                           (iii)    elimination  of  all   restrictions  on  any
                                    restricted stock or deferred stock awards outstanding at the time of his death;

                           (iv) immediate vesting of all outstanding stock options and the right to exercise such stock options for a period of one year following death (or such longer period as may be provided in stock options granted to other similarly situated executive officers of the Company) or for the remainder of the exercise period, if less;

                           (v) immediate vesting of all outstanding long-term incentive awards and a pro rata payment of such awards based on Target Performance, payable in a lump sum in cash or stock promptly (but in no event later than 15 days) after his death. "Target Performance" for purposes of this Agreement shall mean (i) the actual performance for each completed year under each applicable award, plus (ii) the "target" performance for the then current year under each applicable award;

                           (vi) the balance of any incentive awards earned as of December 31 of the prior year (but not yet paid), which shall be paid in a single lump sum not later than 15 days following Executive's death;

                           (vii)    settlement  of  all  deferred   compensation
                                    arrangements in accordance with Executive's duly executed Deferral Election Forms; and

                           (viii) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

                  (b)      Termination by the Company for Cause.

                           (i)      "Cause" shall mean:

                                    (A)     Executive's   willful  and  material
                                            breach of  Sections  12, 13 or 14 of
                                            this Agreement;

                                    (B)     Executive  is  convicted of a felony
                                            involving moral turpitude; or

                                    (C)     Executive  engages in  conduct  that
                                            constitutes willful gross neglect or
                                            willful gross misconduct in carrying
                                            out his duties under this Agreement,
                                            resulting,   in  either   case,   in
                                            material   harm  to  the   financial
                                            condition  or   reputation   of  the
                                            Company.

For purposes of this Agreement, an act or failure to act on Executive's part shall be considered "willful" if it was done or omitted to be done by him not in good faith, and shall not include any act or failure to act resulting from any incapacity of Executive.

                           (ii) A termination for Cause shall not take effect unless the provisions of this paragraph (ii) are complied with. Executive shall be given written notice by the Company of its intention to terminate him for Cause, such notice (A) to state in detail the
                                    particular   act  or  acts  or   failure  or
                                    failures to act that  constitute the grounds
                                    on which the proposed  termination for Cause
                                    is based and (B) to be given  within 90 days
                                    of the  Company's  learning  of such  act or
                                    acts  or   failure  or   failures   to  act.
                                    Executive  shall have 20 days after the date
                                    that such  written  notice has been given to
                                    him in which to cure  such  conduct,  to the
                                    extent such cure is possible. If he fails to
                                    cure such conduct,  Executive  shall then be
                                    entitled to a hearing  before the  Committee
                                    of the Board at which  Executive is entitled
                                    to appear. Such hearing shall be held within
                                    25  days  of  such   notice  to   Executive,
                                    provided he requests such hearing within 10 days of the written notice from the Company of the intention to terminate him for Cause. If, within five days following such hearing, Executive is furnished written notice by the Board confirming that, in its judgment, grounds for Cause on the basis of the original notice exist, he shall thereupon be terminated for Cause.

                           (iii) In the event the Company terminates Executive's employment for Cause, he shall be entitled to and his sole remedies under this Agreement shall be:

                                    (A)     Base Salary  through the date of the
                                            termination  of his  employment  for
                                            Cause,  which  shall  be  paid  in a
                                            single  lump sum not  later  than 15
                                            days      following      Executive's
                                            termination of employment;

                                    (B)     any  incentive  awards  earned as of
                                            December  31 of the prior  year (but
                                            not yet paid),  which  shall be paid
                                            in a single  lump sum not later than
                                            15   days   following    Executive's
                                            termination of employment;

                                    (C)     settlement     of    all    deferred
                                            compensation     arrangements     in
                                            accordance  with   Executive's  duly
                                            executed  Deferral  Election  Forms;
                                            and

                                    (D)     other or  additional  benefits  then
                                            due or  earned  in  accordance  with
                                            applicable  plans or programs of the
                                            Company.

                  (c) Termination Without Cause or Constructive Termination Without Cause Prior to a Change in Control. In the event Executive's employment with the Company is terminated without Cause (which termination shall be effective as of the date specified by the Company in a written notice to Executive), other than due to death, or in the event there is a Constructive Termination Without Cause (as defined below), in either case prior to a Change in Control (as defined below) Executive shall be entitled to and his sole remedies under this Agreement shall be:

                           (i) Base Salary through the date of termination of Executive's employment, which shall be paid in a single lump sum not later than 15 days following Executive's termination of employment;

                           (ii) Base Salary, at the annualized rate in effect on the date of termination of Executive's employment (or in the event a reduction in Base Salary is a basis for a Constructive Termination Without Cause, then the Base Salary in effect immediately prior to such reduction), for a period of 18 months following such termination (the "Severance Period");

                           (iii) pro rata annual incentive award for the year in which termination occurs equal to 40% of Base Salary (determined in accordance with
                                    Section  10(c)(ii)  above)  for  such  year,
                                    payable  in a lump sum  promptly  (but in no
                                    event   later   than  15   days)   following
                                    termination;

                           (iv) an amount equal to 40% of Base Salary (determined in accordance with Section 10(c)(ii) above), payable in equal monthly payments over the Severance Period;



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                           (v)      the balance of any  incentive  awards earned
                                    as of December 31 of the prior year (but not yet paid), which shall be paid in a single lump sum not later than 15 days following Executive's termination of employment;

                           (vi) settlement of all deferred compensation arrangements in accordance with Executive's duly executed Deferral Election Forms (unless Executive has previously and appropriately elected not to have such settlement upon such a termination);

                           (vii) continued participation in all medical, health and life insurance plans at the same benefit level at which he was participating on the date of the termination of his employment until the earlier of:

                                    (A)     the end of the Severance Period; or

                                    (B)     the  date,  or  dates,  he  receives
                                            equivalent   coverage  and  benefits
                                            under the plans  and  programs  of a
                                            subsequent  employer  (such coverage
                                            and benefits to be  determined  on a
                                            coverage-by-coverage,             or
                                            benefit-by-benefit, basis); provided
                                            that (1) if  Executive  is precluded
                                            from continuing his participation in
                                            any employee benefit plan or program
                                            as provided in this clause  (vii) of
                                            this Section 10(c), he shall receive
                                            cash payments  equal on an after-tax
                                            basis   to  the   cost   to  him  of
                                            obtaining   the  benefits   provided
                                            under the plan or  program  in which
                                            he is unable to participate  for the
                                            period   specified  in  this  clause
                                            (vii)  of this  Section  10(c),  (2)
                                            such cost  shall be deemed to be the
                                            lowest reasonable cost that would be
                                            incurred by  Executive  in obtaining
                                            such    benefit    himself   on   an
                                            individual basis, and (3) payment of
                                            such amounts shall be made quarterly
                                            in advance;

                           (viii) 24 months additional age and service credit for purposes of determining the amount Executive's accrued benefits under any supplemental retirement benefit plan ("SERP") maintained by the Company, and immediate vesting of any such benefits; and

                           (ix) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

                  A  termination   without   "Cause"   shall  mean   Executive's
employment is terminated by the Company for any reason other than Cause (as defined in Section 10(b)) or due to death.

                  "Constructive Termination Without Cause" shall mean a termination of Executive's employment at his initiative as provided in this
Section 10(c) following the occurrence, without Executive's written consent, of one or more of the following events (except as a result of a prior termination):

                                    (A)     an   assignment  of  any  duties  to
                                            Executive  which  are   inconsistent
                                            with   his   status   as  a   senior
                                            executive of the Company;

                                    (B)     a decrease  in annual Base Salary or
                                            target   annual    incentive   award
                                            opportunity   below   40%  of   Base
                                            Salary;

                                    (C)     any other  failure by the Company to
                                            perform  any   material   obligation
                                            under,  or breach by the  Company of
                                            any  material   provision  of,  this
                                            Agreement  that is not cured  within
                                            30 days; or

                                    (D)     any failure to secure the  agreement
                                            of  any  successor   corporation  or
                                            other entity to the Company to fully
                                            assume  the  Company's   obligations
                                            under this Agreement.

In addition, following a Change in Control, "Constructive Termination Without Cause" shall also mean a termination of Executive's employment at his initiative as provided in this Section 10(c) following the occurrence, without Executive's written consent, of a relocation of his principal place of employment outside a 35-mile radius of his principal place of employment as in effect immediately prior to such Change in Control.

                  A "Change in Control" shall be deemed to have occurred if:

                           (i) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange
                                    Act), directly or indirectly,  of securities
                                    of the Company or any Significant Subsidiary
                                    (as defined below), representing 25% or more
                                    of  the   combined   voting   power  of  the
                                    Company's   or   such    subsidiary's   then
                                    outstanding securities;

                           (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

                           (iii) the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated
                                    assets  of  the   Company  (a   "Significant
                                    Subsidiary")  with any other  entity,  other
                                    than a merger or  consolidation  which would
                                    result  in  the  voting  securities  of  the
                                    Company   or   a   Significant    Subsidiary
                                    outstanding    immediately   prior   thereto
                                    continuing to represent (either by remaining
                                    outstanding  or  by  being   converted  into
                                    voting   securities   of  the  surviving  or
                                    resulting  entity)  more  than  50%  of  the
                                    combined  voting  power of the  surviving or
                                    resulting  entity  outstanding   immediately
                                    after such merger or consolidation;

                           (iv) the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) in which case the Board shall reasonably and in good faith determine the effective date of the Change in Control resulting therefrom; or

                           (v)      any  other  event  occurs  which  the  Board
                                    determines,   in   its   discretion,   would
                                    materially   alter  the   structure  of  the
                                    Company or its ownership.

         For purposes of this definition:

                                    (A)     The term  "Beneficial  Owner"  shall
                                            have the  meaning  ascribed  to such
                                            term  in  Rule   13d-3   under   the
                                            Exchange    Act    (including    any
                                            successor to such Rule).

                                    (B)     The term  "Exchange  Act"  means the
                                            Securities  Exchange Act of 1934, as
                                            amended  from  time to time,  or any
                                            successor act thereto.

                                    (C)     The  term  "Person"  shall  have the
                                            meaning  ascribed  to  such  term in
                                            Section  3(a)(9) of the Exchange Act
                                            and used in Sections 13(d) and 14(d)
                                            thereof,    including   "group"   as
                                            defined in Section 14(d) thereof.

                  (d) Voluntary Termination. In the event of a termination of employment by Executive on his own initiative after delivery of 10 business days advance written notice, other than a termination due to death, a Constructive Termination Without Cause, or a Retirement pursuant to Section 10(f) below, Executive shall have the same entitlements as provided in Section 10(b)(iii) above for a termination for Cause, provided that at the Company's election, furnished in writing to Executive within 15 days following such notice of termination, the Company shall in addition pay Executive 140% of his Base Salary for a period of 12 months following such termination in exchange for Executive not engaging in Competition with the Company or any Subsidiary as set forth in
Section 13(a) below. Notwithstanding any implication to the contrary, Executive shall not have the right to terminate his employment with the Company during the Term of Employment except in the event of a Constructive Termination Without Cause or Retirement, and any voluntary termination of employment during the Term of Employment in violation of this Agreement shall be considered a material breach; provided however, if the Company elects to pay Executive 140% of his Base Salary in accordance with this Section 10(d), the Company shall waive any and all claims it may have against Executive for any breach of this Agreement relating to his voluntary termination of employment unless Executive is found by a court of competent jurisdiction not to be in compliance with Section 13(a) below; provided further, however, that notwithstanding anything contained in the foregoing to the contrary, it is not the intention of the Company to waive any claims it may have against any third parties relating to a voluntary termination by Executive in violation of this Agreement.

                  (e) Termination Without Cause; Constructive Termination Without Cause or Voluntary Termination Following a Change in Control. In the event Executive's employment with the Company is terminated by the Company without Cause (which termination shall be effective as of the date specified by the Company in a written notice to Executive), other than due to death, or in the event there is a Constructive Termination Without Cause (as defined above), in either case within two years following a Change in Control (as defined above), Executive shall be entitled to and his sole remedies under this Agreement shall be:

                           (i) Base Salary through the date of termination of Executive's employment, which shall be paid in a single lump sum not later than 15 days following Executive's termination of employment;

                           (ii) an amount equal to two times Executive's Base Salary, at the annualized rate in effect on the date of termination of Executive's employment (or in the event a reduction in Base Salary is a basis for a Constructive Termination Without Cause, then the Base Salary in effect immediately prior to such reduction), payable in a cash lump sum promptly (but in no event later than 15 days) following Executive's termination of employment;

                           (iii) pro rata annual incentive award for the year in which termination occurs assuming that Executive would have received an award equal to 40% of Base Salary (determined in accordance with Section 10(e)(ii) above) for such year, payable in a cash lump sum promptly (but in no event later than 15 days) following Executive's termination of employment;

                           (iv) an amount equal to 40% of such Base Salary (determined in accordance with Section 10(e)(ii) above) multiplied by two, payable in a cash lump sum promptly (but in no event later than 15 days) following Executive's termination of employment;

                           (v) elimination of all restrictions on any restricted stock or deferred stock awards outstanding at the time of termination of employment;

                           (vi) immediate vesting of all outstanding stock options and the right to exercise vested stock options granted prior to the Effective Date during the Severance Period or for the remainder of the exercise period, if less; options granted after the Effective Date shall be exercisable for the remainder of the exercise period;

                           (vii) immediate vesting of all outstanding long-term incentive awards and a pro rata payment of such awards based on Target Performance, payable in a lump sum in cash or stock promptly (but in no event later than 15 days) following Executive's termination of employment;

                           (viii) the balance of any incentive awards earned as of December 31 of the prior year (but not yet paid), which shall be paid in a single lump sum not later than 15 days following Executive's termination of employment;

                           (ix) settlement of all deferred compensation arrangements in accordance with Executive's duly executed Deferral Election Forms (unless Executive has previously and appropriately elected not to have such settlement upon such a termination);

                           (x) continued participation in all medical, health and life insurance plans at the same benefit level at which he was participating on the date of termination of his employment until the earlier of:

                                    (A)     the end of the Severance Period; or

                                    (B)     the  date,  or  dates,  he  receives
                                            equivalent   coverage  and  benefits
                                            under the plans  and  programs  of a
                                            subsequent  employer  (such coverage
                                            and benefits to be  determined  on a
                                            coverage-by-coverage,             or
                                            benefit-by-benefit, basis); provided
                                            that (1) if  Executive  is precluded
                                            from continuing his participation in
                                            any employee benefit plan or program
                                            as  provided  in this  clause (x) of
                                            this Section 10(e), he shall receive
                                            cash payments  equal on an after-tax
                                            basis   to  the   cost   to  him  of
                                            obtaining   the  benefits   provided
                                            under the plan or  program  in which
                                            he is unable to participate  for the
                                            period specified in this clause (ix)
                                            of this Section 10(e), (2) such cost
                                            shall  be  deemed  to be the  lowest
                                            reasonable   cost   that   would  be
                                            incurred by  Executive  in obtaining
                                            such    benefit    himself   on   an
                                            individual basis, and (3) payment of
                                            such amounts shall be made quarterly
                                            in advance;

                           (xi) 24 months additional age and service credit for purposes of determining the amount of Executive's accrued benefits under any SERP maintained by the Company, and immediate vesting of any such benefits; and

                           (xii) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

For purposes of any termination pursuant to this Section 10(e), the term "Severance Period" shall mean the period of 24 months following the termination of Executive's employment.

                  (f)  Retirement.   Upon  Executive's  Retirement  (as  defined
below), Executive shall be entitled to and his sole remedies under this Agreement shall be:

                           (i) Base Salary through the date of termination of Executive's employment, which shall be paid in a single lump sum not later than 15 days following Executive's termination of employment;

                           (ii) pro rata annual incentive award for the year in which termination occurs, based on performance valuation at the end of such year and payable in a cash lump sum promptly (but in no event later than 15 days) thereafter;

                           (iii) continued vesting (as if Executive remained employed by the Company) of any restricted stock or deferred stock awards outstanding at the time of his termination of employment;

                           (iv) continued vesting (as if Executive remained employed by the Company) of all outstanding stock options granted after the Effective Date and the right to exercise such stock options for the remainder of the exercise period; and continued vesting of all outstanding options granted prior to the Effective Date and the right to exercise such stock options for a period of one year following the later of the date the options are fully vested or Executive's termination of employment (or such longer period as may be provided in stock options granted to other similarly situated executive officers of the Company), or for the remainder of the exercise period, if less;

                           (v) continued vesting (as if Executive remained employed by the Company) of all outstanding long-term incentive awards and payment of such awards based on valuation at the end of the applicable performance periods, payable in a lump sum in cash or the Company's common stock (with or without restrictions) promptly (but in no event later than 15 days) thereafter;

                           (vi) the balance of any incentive awards earned as of December 31 of the prior year (but not yet paid), which shall be paid in a single lump sum not later than 15 days following Executive's termination of employment;

                           (vii) settlement of all deferred compensation arrangements in accordance with Executive's duly executed Deferral Election Forms (unless Executive has previously and appropriately elected not to have such settlement at such time);

                           (viii) continued participation in all medical, health and life insurance plans at the same benefit level at which he was participating on the date of the termination of his employment until the earlier of:

                                    (A)     the  date   upon   which   Executive
                                            attains  65 years  of age,  provided
                                            that the Company shall bear the cost
                                            of such insurance until  Executive's
                                            60th   birthday   only;   thereafter
                                            Executive    shall   reimburse   the
                                            Company   for   the   cost  of  such
                                            insurance; or

                                    (B)     the  date,  or  dates,  he  receives
                                            substantially   equivalent  coverage
                                            and  benefits  under  the  plans and
                                            programs  of a  subsequent  employer
                                            (such  coverage  and  benefits to be
                                            determined            on           a
                                            coverage-by-coverage,             or
                                            benefit-by-benefit, basis); provided
                                            that (1) if  Executive  is precluded
                                            from continuing his participation in
                                            any employee benefit plan or program
                                            as provided in this clause (viii) of
                                            this Section 10(f), he shall receive
                                            cash payments  equal on an after-tax
                                            basis   to  the   cost   to  him  of
                                            obtaining   the  benefits   provided
                                            under the plan or  program  in which
                                            he is unable to participate  for the
                                            period   specified  in  this  clause
                                            (viii) of this  Section  10(f),  (2)
                                            such cost  shall be deemed to be the
                                            lowest  cost that would be  incurred
                                            by  Executive   in  obtaining   such
                                            benefit  himself  on  an  individual
                                            basis,   and  (3)  payment  of  such
                                            amounts  shall be made  quarterly in
                                            advance; and

                           (ix) other or additional benefits then due or earned in accordance with applicable plans and programs of the Company.

For purposes of this Agreement, "Retirement" shall mean Executive's voluntary termination of employment with the Company at the earlier of (i) at or after attaining age 55 and 15 years of service with the Company (which shall include all of Executive's years of service with Melville Corporation), and (ii) attaining age 60.

                  (g) No Mitigation; No Offset. In the event of any termination of employment, Executive shall be under no obligation to seek other employment; amounts due Executive under this Agreement shall not be offset by any remuneration attributable to any subsequent employment that he may obtain.

                  (h) Nature of Payments. Any amounts due under this Section 10 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

                  (i) No Further Liability; Release. In the event of Executive's termination of employment, payment made and performance by the Company in accordance with this Section 10 shall operate to fully discharge and release the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives from any further obligation or liability with respect to Executive's rights under this Agreement. Other than payment and performance under this Section 10, the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives shall have no further obligation or liability to Executive or any other person under this Agreement in the event of Executive's termination of employment. The Company shall have the right to condition the payment of any severance or other amounts pursuant to this Section 10 upon the delivery by Executive to the Company of a release in the form satisfactory to the Company releasing any and all claims Executive may have against the Company and its directors, officers, employees, subsidiaries, affiliates, stockholders, successors, assigns, agents and representatives arising out of this Agreement.

         11.      Forfeiture Provisions.

                  (a) Forfeiture of Stock Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements. Unless otherwise determined by the Committee, upon a termination of Executive's employment for Cause, Executive's engaging in competition with the Company or any Subsidiary after a voluntary termination of employment pursuant to Section 10(d), or Executive's violation of any of the other restrictive covenants contained in
Section 12, 13 or 14 (each a "Forfeiture Event") during the Term of Employment and for 24 months thereafter, all of the following forfeitures will result:

                           (i) The unexercised portion of any stock option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by Executive and otherwise is not forfeitable in the event of any termination of Executive's service) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

                           (ii) Executive will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by Executive upon each exercise of a stock option or settlement of an Award (regardless of any elective deferral) that occurred (A) during the period commencing with the date that is 24 months prior to the occurrence of the Forfeiture Event and the date 24 months after the Forfeiture Event, if the Forfeiture Event occurred while Executive was employed by the Company or a Subsidiary or affiliate, or (B) during the period commencing 24 months prior to the date Executive's employment by the Company terminated and ending 12 months (or, in the event that the Forfeiture Event is a breach of Section 14, 24 months) after the date of such termination, if the Forfeiture Event occurred after Executive ceased to be so employed. For purposes of this Section, the term "Award Gain" shall mean (i), in respect of a given stock option exercise, the product of (X) the Fair Market Value per share of common stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the stock option was exercised at that date, and (ii), in respect of any other settlement of an Award granted to Executive, the Fair Market Value of the cash or stock paid or payable to Executive (regardless of any elective deferral) less any cash or the Fair Market Value of any stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by Executive to the Company as a condition of or in connection with such settlement.

For purposes of this Agreement, "Award" shall mean any cash award, stock option, stock appreciation right, restricted stock, deferred stock, bonus stock, dividend equivalent, or other stock-based or performance-based award or similar award, together with any related right or interest, granted to or held by Executive (but excluding any annual cash incentive award which is payable on an annual basis and is determined based entirely on a one-year (or less) performance measurement period).

                    (b) Committee Discretion. The Committee may, in its discretion, waive in whole or in part the Company's right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the
Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

                  12. Confidentiality: Cooperation with Regard to Litigation; Non-Disparagement; Return of Company Materials.

                  (a) During the Term of Employment and thereafter, Executive shall not, without the prior written consent of the Company, disclose to anyone (except in good faith in the ordinary course of business to a person who will be advised by Executive to keep such information confidential) or make use of any Confidential Information except in the performance of his duties hereunder or when required to do so by legal process, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) that requires him to divulge, disclose or make accessible such information. In the event that Executive is so ordered, he shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such order.

                  (b) During the Term of Employment and thereafter, Executive shall not disclose the existence or contents of this Agreement beyond what is disclosed in the proxy statement or documents filed with the government unless and to the extent such disclosure is required by law, by a governmental agency, or in a document required by law to be filed with a governmental agency or in connection with enforcement of his rights under this Agreement. In the event that disclosure is so required, Executive shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such requirement. This restriction shall not apply to such disclosure by him to members of his immediate family, his tax, legal or financial advisors, any lender, or tax authorities, or to potential future employers to the extent necessary, each of whom shall be advised not to disclose such information.

                  (c) "Confidential Information" shall mean (i) all information concerning the business of the Company or any Subsidiary including information relating to any of their products, product development, trade secrets, customers, suppliers, finances, and business plans and strategies, and (ii) information regarding the organization structure and the names, titles, status, compensation, benefits and other proprietary employment-related aspects of the employees of the Company and the Company's employment practices. Excluded from the definition of Confidential Information is information (A) that is or becomes part of the public domain, other than through the breach of this Agreement by Executive or (B) regarding the Company's business or industry properly acquired by Executive in the course of his career as an executive in the Company's industry and independent of Executive's employment by the Company. For this purpose, information known or available generally within the trade or industry of the Company or any Subsidiary shall be deemed to be known or available to the public.

                  (d)  "Subsidiary"   shall  mean  any  corporation   controlled
directly or indirectly by the Company.

                  (e) Executive agrees to cooperate with the Company, during the Term of Employment and thereafter (including following Executive's termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company or any Subsidiary in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any Subsidiary, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any Subsidiary as requested; provided, however that the same does not materially interfere with his then current professional activities. The Company agrees to reimburse Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

                  (f) Executive  agrees that,  during the Term of Employment and thereafter (including following Executive's termination of employment for any reason) he will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company or any Subsidiary or their respective officers, directors, employees, advisors, businesses  or  reputations.  The  Company  agrees  that,  during  the  Term  of
Employment  and  thereafter  (including  following  Executive's  termination  of employment for any reason) the Company will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may directly or indirectly, disparage Executive or his business or reputation. Notwithstanding the foregoing, nothing in this Agreement shall preclude either Executive or the Company from making truthful statements or disclosures that are required by applicable law, regulation, or legal process.

                  (g) Upon any termination of employment, Executive agrees to deliver any Company property and any documents, notes, drawings, specifications, computer software, data and other materials of any nature pertaining to any Confidential Information that are held by Executive and will not take any of the foregoing, or any reproduction of any of the foregoing, that is embodied an any tangible medium of expression, provided that the foregoing shall not prohibit Executive from retaining his personal phone directories and rolodexes.

         13.      Non-competition.

                  (a) During the Restriction Period (as defined in Section 13(b) below), Executive shall not engage in Competition with the Company or any Subsidiary. "Competition" shall mean engaging in any activity, except as provided below, for a Competitor of the Company or any Subsidiary, whether as an employee, consultant, principal, agent, officer, director, partner, shareholder (except as a less than one percent shareholder of a publicly traded company) or otherwise. A "Competitor" shall mean (i) Bed Bath & Beyond, Inc., Home Place Inc., J.C. Penney, Federated Department Stores, Mays, Target, Sears, Home Depot and K-Mart (and any successor or successors thereto); (ii) any home textiles or housewares store, specialty store or other retailer if either $25 million or 40% or more of its annual gross sales revenues (in either case, based on the most recent quarterly or annual financial statements available) are derived from the sale of home textiles, housewares or other goods or merchandise of the types sold in the Company's (or any Subsidiary's) stores; (iii) any corporation or other entity whether independent or owned, funded or controlled by any other entity, engaged or organized for the purpose of engaging, in whole or in part, in the sale of home textiles, housewares or other goods or merchandise of the types sold in the Company's (or any Subsidiary's) stores; (iv) any business that provides buying office services to any business or group of businesses referred to above, or (v) any business (in the U.S. or any country in which the Company or any Subsidiary operates a store or stores) which is in material competition with the Company or any Subsidiary or division thereof and in which Executive's functions would be substantially similar to Executive's functions with the Company. If Executive commences employment or becomes a consultant, principal, agent, officer, director, partner, or shareholder of any entity that is not a Competitor at the time Executive initially becomes employed or becomes a consultant, principal, agent, officer, director, partner, or shareholder of the entity, future activities of such entity shall not result in a violation of this provision unless (x) such activities were contemplated by Executive at the time Executive initially became employed or becomes a consultant, principal, agent, officer, director, partner, or shareholder of the entity or (y) Executive commences directly or indirectly to advise, plan, oversee or manage the activities of an entity which becomes a Competitor during the Restriction Period, that activities are competitive with the activities of the Company or any Subsidiary.

                  (b) For the purposes of this Section 13, "Restriction Period" shall mean the period beginning with the Effective Date and ending with:

                           (i) in the case of a termination of Executive's employment without Cause or a Constructive Termination Without Cause, the Restriction Period shall terminate immediately upon Executive's termination of employment;

                           (ii) in the case of a termination of Executive's employment for Cause, 24 months from the date of such termination;

                           (iii) in the case of a voluntary termination of Executive's employment pursuant to Section 10(d) above followed by the Company's election to pay Executive (and subject to the payment of) 140% of his Base Salary, as provided in Section 10(d) above, the first anniversary of such termination;

                           (iv) in the case of a voluntary termination of Executive's employment pursuant to Section 10(d) above which is not followed by the Company's election to pay Executive such 140% of Base Salary, the date of such termination; or

                           (v)      in the  case  of a  Retirement  pursuant  to
                                    Section 10(f) above, the remainder of the Term of Employment.

         14.      Non-solicitation of Employees.

                  During the period beginning with the Effective Date and ending 24 months following the termination or other cessation of Executive's employment for any reason, Executive shall not induce employees of the Company or any Subsidiary to terminate their employment; provided, however, that the foregoing shall not be construed to prevent Executive from engaging in generic nontargeted advertising for employees generally. During such period, Executive shall not hire, either directly or through any employee, agent or representative, any employee of the Company or any Subsidiary or any person who was employed by the Company or any Subsidiary within 180 days of such hiring.

         15.      Remedies.

                  In addition to whatever other rights and remedies the Company may have at equity or in law, if Executive breaches any of the provisions contained in Sections 12, 13 or 14 above, the Company (a) shall have its rights under Section 11 of this Agreement, (b) shall have the right to immediately terminate all payments and benefits due under this Agreement and (c) shall have the right to seek injunctive relief. Executive acknowledges that such a breach of Sections 12, 13 or 14 would cause irreparable injury and that money damages would not provide an adequate remedy for the Company; provided, however, the foregoing shall not prevent Executive from contesting the issuance of any such injunction on the ground that no violation or threatened violation of Sections 12, 13 or 14 has occurred.

         16.      Resolution of Disputes.

                  Any controversy or claim arising out of or relating to this Agreement or any breach or asserted breach hereof or questioning the validity and binding effect hereof arising under or in connection with this Agreement, other than seeking injunctive relief under Section 15, shall be resolved by binding arbitration, to be held at an office closest to the Company's principal offices in accordance with the rules and procedures of the American Arbitration Association, except that disputes arising under or in connection with Sections 12, 13 and 14 above shall be submitted to the federal or state courts in the State of New Jersey. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Pending the resolution of any arbitration or court proceeding, the Company shall continue payment of all amounts and benefits due Executive under this Agreement. All reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive pursuant to this Section 16 shall be paid on behalf of or reimbursed to Executive promptly by the Company; provided, however, that in the event the arbitrator(s) determine(s) that any of Executive's litigation assertions or defenses are determined to be in bad faith or frivolous, no such reimbursements shall be due Executive, and any such expenses already paid to Executive shall be immediately returned by Executive to the Company.

         17.      Indemnification.

                   (a) Company Indemnity. The Company agrees that if Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or any Subsidiary or is or was serving at the request of the Company or any Subsidiary as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board or, if greater, by the laws of the State of Delaware against all cost, expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith, and such indemnification shall continue as to Executive even if he has ceased to be a director, member, officer, employee or agent of the Company or other entity and shall inure to the benefit of Executive's heirs, executors and administrators. The Company shall advance to Executive all reasonable costs and expenses to be incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses. The provisions of this Section 17(a) shall not be deemed exclusive of any other rights of indemnification to which Executive may be entitled or which may be granted to him, and it shall be in addition to any rights of indemnification to which he may be entitled under any policy of insurance.

                  (b) No Presumption Regarding Standard of Conduct. Neither the failure of the Company (including its Board, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by Executive under Section 17(a) above that indemnification of Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its Board, independent legal counsel or stockholders) that Executive has not met such applicable standard of conduct, shall create a presumption that Executive has not met the applicable standard of conduct.

                  (c) Liability Insurance. The Company agrees to continue and maintain a directors and officers' liability insurance policy covering Executive to the extent the Company provides such coverage for its other executive officers.

         18.      Excise Tax Gross-Up.

                  If Executive becomes entitled to one or more payments (with a "payment" including, without limitation, the vesting of an option or other non-cash benefit or property), whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company or any affiliated company (the "Total Payments"), which are or become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) (the "Excise Tax"), the Company shall pay to Executive at the time specified below an additional amount (the "Gross-up Payment") (which shall include, without limitation, reimbursement for any penalties and interest that may accrue in respect of such Excise Tax) such that the net amount retained by Executive, after reduction for any Excise Tax (including any penalties or interest thereon) on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-up Payment provided for by this Section 18, but before reduction for any federal, state, or local income or employment tax on the Total Payments, shall be equal to the sum of (a) the Total Payments, and (b) an amount equal to the product of any deductions disallowed for federal, state, or local income tax purposes because of the inclusion of the Gross-up Payment in Executive's adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Gross-up Payment is to be made. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax:

                           (i) The Total Payments shall be treated as "parachute payments" within the meaning of
                                    Section  280G(b)(2)  of the  Code,  and  all
                                    "excess   parachute   payments"  within  the
                                    meaning  of Section  280G(b)(1)  of the Code
                                    shall be  treated  as  subject to the Excise
                                    Tax, unless,  and except to the extent that,
                                    in  the  written   opinion  of   independent
                                    compensation    consultants,    counsel   or
                                    auditors of nationally  recognized  standing
                                    ("Independent  Advisors")  selected  by  the
                                    Company   and   reasonably   acceptable   to
                                    Executive,  the Total  Payments (in whole or
                                    in   part)  do  not   constitute   parachute
                                    payments,  or such excess parachute payments
                                    (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax;

                           (ii) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall  be  equal  to the  lesser  of (A) the
                                    total  amount of the Total  Payments  or (B)
                                    the  total   amount   of  excess   parachute
                                    payments   within  the  meaning  of  Section
                                    280G(b)(1)  of  the  Code  (after   applying
                                    clause (i) above); and

                           (iii) The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

                  For purposes of determining the amount of the Gross-up Payment, Executive shall be deemed (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made; (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of Executive's adjusted gross income); and (C) to have otherwise allowable deductions for federal, state, and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-up Payment in Executive's adjusted gross income. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, Executive shall repay to the Company at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to Executive or otherwise realized as a benefit by Executive) the portion of the Gross-up Payment that would not have been paid if such Excise Tax had been applied in initially calculating the Gross-up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

                  The Gross-up Payment provided for above shall be paid on the 30th day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Total Payments (or any portion thereof) are subject to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to Executive on such day an estimate, as determined by the Independent Advisors, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). If more than one Gross-up Payment is made, the amount of each Gross-up Payment shall be computed so as not to duplicate any prior Gross-up Payment. The Company shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, the Company may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon); provided, however, that the Company's control over any such proceedings shall be limited to issues with respect to which a Gross-up Payment would be payable hereunder, and Executive shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority. Executive shall cooperate with the Company in any proceedings relating to the determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Gross-up Payment hereunder.

         19.      Effect of Agreement on Other Benefits.

                  Except as specifically provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict Executive's participation in any other employee benefit or other plans or programs in which he currently participates.

         20.      Assignability: Binding Nature.

                  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of Executive) and permitted assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred in connection with the sale or transfer of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale or transfer of assets as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder. No rights or obligations of Executive under this Agreement may be assigned or transferred by Executive other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 26 below.

         21.      Representation.

                  The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

         22.      Entire Agreement.

                  This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and, as of the Effective Date, supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto, including, without limitation any prior change in control agreement between the Parties, except for certain rights regarding Executive's stock options granted after October 1996 and prior to the date of this Agreement, which shall be governed by the terms of Executive's 1996 employment agreement as if such 1996 employment agreement remained in full force and effect.

         23.      Amendment or Waiver.

                  No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by Executive and an authorized officer of the Company. Except as set forth herein, no delay or omission to exercise any right, power or remedy accruing to any Party shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of the Company, as the case may be.

         24.      Severability.

                  In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

         25.      Survivorship.

                  The respective rights and obligations of the Parties hereunder shall survive any termination of Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

         26.      Beneficiaries/References.

                  Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

         27.      Governing Law/Jurisdiction.

                  This Agreement shall be governed by and construed and interpreted in accordance with the laws of New Jersey without reference to principles of conflict of laws. Subject to Section 16, the Company and Executive hereby consent to the jurisdiction of any or all of the following courts for purposes of resolving any dispute under this Agreement: (i) the United States District Court for New Jersey or (ii) any of the courts of the State of New Jersey. The Company and Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it or he may now or hereafter have to such jurisdiction and any defense of inconvenient forum.

         28.      Notices.

                  Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

                  If to the Company:        Linens 'n Things, Inc.
                                            6 Brighton Road
                                            Clifton, New Jersey 07015-5108
                                            Attention: Secretary

                  If to Executive:          Hugh Scullin
                                            106 Orion Way
                                            Neshanic Station, NJ 08853

         29.      Headings.

                  The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         30.      Counterparts.

                  This Agreement may be executed in two or more counterparts.


         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                            LINENS 'N THINGS, INC.


                                            By:_______________________________
                                            Name:
                                            Title:

                                            EXECUTIVE


                                            __________________________________
                                            Hugh Scullin